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                           THE 1994 PERL TRUST INDENTURE
                          251 CRANDON BOULEVARD, SUITE 342
                            KEY BISCAYNE, FLORIDA  33149
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                                     July 8, 1998


Ms. Lilly Beter
Lilly Beter Capital Group Ltd.
3925 Excelsior Boulevard
Minneapolis, Minnesota  55416

Dear Ms. Beter:

     The undersigned, as trustees of The 1994 Perl Trust Indenture, beneficial owner of shares of common stock, par value $.001 per share (the "Trust Shares"), of American Card Technology, Inc. (the "Company"), hereby name Lilly Beter as the successor trustee under that certain Voting Trust Agreement dated as of May 1, 1998 with respect to the Trust Shares (the "Voting Trust Agreement"), with the exclusive right to vote upon the Trust Shares or to give written consents in lieu of voting thereon, subject to any limitation on the right to vote contained in the Company's certificate of incorporation or other certificate filed pursuant to law, in person or by proxy at all meetings of the shareholders of the Company, and in all proceedings wherein the vote or written consent of shareholders may be required or authorized by law, for the balance of the term of said voting trust set forth in the Voting Trust Agreement.

     Please indicate your acceptance of such appointment by countersigning below.


                                             THE 1994 PERL TRUST INDENTURE


                                             By        /s/ Heidi G. Perl
                                                  -------------------------
                                                  Heidi G. Perl, Trustee


                                             By        /s/ Bradley Hoffman
                                                  -------------------------
                                                  Bradley Hoffman, Trustee

I HEREBY ACCEPT APPOINTMENT AS
SUCCESSOR TRUSTEE UNDER THE
VOTING TRUST AGREEMENT:


     /s/ Lilly Beter
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Lilly Beter